UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Viracta Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Stockholders:

We are pleased to invite you to attend the 2024 annual meeting of stockholders (the “Annual Meeting”) of Viracta Therapeutics, Inc. (“Viracta”), to be held on Tuesday, June 18, 2024 at 9:30 a.m., Pacific Time as a virtual meeting. The Annual Meeting will be held in a virtual meeting format only, which we believe affords the same rights and opportunities to participate in the Annual Meeting to all stockholders irrespective of location. You will be able to attend the Annual Meeting virtually by visiting https://www.proxydocs.com/VIRX where you will be able to listen to the meeting live, submit questions and vote online.

The attached formal meeting notice and proxy statement contain details of the business to be conducted at the Annual Meeting.

Your vote is important. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.

On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Viracta.

Sincerely,

Mark Rothera

President and Chief Executive Officer

Cardiff, California

VIRACTA THERAPEUTICS, INC.

2533 S. Coast Hwy. 101, Suite 210

Cardiff, California 92007

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	Tuesday, June 18, 2024 at 9:30 a.m., Pacific Time

Place	The Annual Meeting will be a completely virtual meeting of stockholders, to be conducted via live webcast. You will be able to attend the Annual Meeting virtually, submit questions and vote online during the meeting by visiting https://www.proxydocs.com/VIRX. If you have difficulty accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.

Items of Business	•	To elect four (4) Class III directors to hold office until our 2027 annual meeting of stockholders and until their respective successors are elected and qualified.

•	To approve, on an advisory basis, the compensation of our named executive officers.

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.

•	To transact other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Record Date	April 22, 2024 (the “Record Date”). Only stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting.

Availability of Proxy Materials	The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 26, 2024 to all stockholders entitled to vote at the annual meeting.

The proxy materials and our annual report can be accessed as of April 26, 2024, by visiting https://www.proxydocs.com/VIRX.

Voting	Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.

By order of the Board of Directors,

Mark Rothera
President and Chief Executive Officer
Cardiff, California
April 26, 2024

VIRACTA THERAPEUTICS, INC.

PROXY STATEMENT

FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

To be held at 9:30 a.m., Pacific Time, on Tuesday, June 18, 2024

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully before voting your shares.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2024 Annual Meeting of stockholders of Viracta Therapeutics, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof. The Annual Meeting will be held on Tuesday, June 18, 2024, at 9:30 a.m., Pacific Time. The Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting virtually by visiting https://www.proxydocs.com/VIRX, where you will be able to listen to the meeting live, submit questions and vote online during the meeting by entering the control number on your proxy card. If you have difficulty accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.

The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about April 26, 2024, to all stockholders of record as of April 22, 2024. The proxy materials and our annual report can be accessed as of April 26, 2024, by visiting https://www.proxydocs.com/VIRX. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.

What proposals will be voted on at the Annual Meeting?

The following proposals will be voted on at the Annual Meeting:

•	the election of four (4) Class III directors to hold office until our 2027 annual meeting of stockholders and until their respective successors are elected and qualified;

•	to approve, on an advisory basis, the compensation of our named executive officers; and

•	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.

As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the Annual Meeting.

How does the board of directors recommend that I vote on these proposals?

Our board of directors recommends that you vote your shares:

•	“FOR” the election of each Class III director nominee named in this proxy statement;

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the close of business on April 22, 2024, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 39,272,434 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the Annual Meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”

Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”

How many votes are needed for approval of each proposal?

•

Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of all of the director nominees named herein, (2) WITHHOLD authority to vote for all such director nominees or (3) vote FOR the election of all such director nominees other than any nominees with respect to whom the vote is specifically WITHHELD by indicating in the space provided on the proxy. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.

•

Proposal No. 2: The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum. However, abstentions are not considered votes cast for or against a proposal, and thus will have no effect on the outcome of the vote on this proposal. Broker non-votes will also be counted for purposes of determining the presence or absence of a quorum but will have no effect on the outcome of this proposal. Because this proposal is an advisory vote, the result will not be binding on our board of directors or our company. Our board of directors and our compensation committee will consider the outcome of the vote when determining named executive officer compensation.

•

Proposal No. 3: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024, requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum. However, abstentions are not considered votes cast for or against a proposal, and thus will have no effect on the outcome of the vote on this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.

What is the quorum requirement for the Annual Meeting?

A quorum is the minimum number of shares required to be present or represented at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the Annual Meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.

How do I vote and what are the voting deadlines?

Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:

•

by Internet at https://www.proxydocs.com/VIRX 24 hours a day, 7 days a week, until 9:30 a.m., Pacific Time, on June 18, 2024 (have your Notice of Internet Availability or proxy card in hand when you visit the website);

•

by toll-free telephone at 1-866-458-1594, 24 hours a day, 7 days a week, until 9:30 a.m., Pacific Time, on June 18, 2024 (have your Notice of Internet Availability or proxy card in hand when you call);

•	by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the Annual Meeting; or

•

by attending the Annual Meeting virtually by visiting https://www.proxydocs.com/VIRX where you may vote during the meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).

Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the Annual Meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•	“FOR” the election of each Class III director nominee named in this proxy statement;

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.

In addition, if any other matters are properly brought before the Annual Meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.

Can I change my vote or revoke my proxy?

Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before (or at) the Annual Meeting by:

•	entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);

•	completing and returning a later-dated proxy card, which must be received prior to the Annual Meeting;

•

delivering a written notice of revocation to our corporate secretary at Viracta Therapeutics, Inc., 2533 S. Coast Hwy. 101, Suite 210, Cardiff, California 92007, Attention: Corporate Secretary, which must be received prior to the Annual Meeting; or

•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

What do I need to do to attend the Annual Meeting?

We will be hosting the Annual Meeting via live audio webcast only.

Stockholder of Record. If you were a stockholder of record as of the record date, then you may attend the Annual Meeting virtually, and will be able to submit your questions during the meeting and vote your shares electronically during the meeting by visiting https://www.proxydocs.com/VIRX. To attend and participate in the Annual Meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The Annual Meeting live audio webcast will begin promptly at 9:30 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin fifteen minutes prior to the meeting, and you should allow ample time for the check-in procedures.

Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the Annual Meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the Annual Meeting.

How can I get help if I have trouble checking in or listening to the Annual Meeting online?

If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Mark Rothera, our President and Chief Executive Officer and Melody Burcar, our Senior Vice President, Finance, have been designated as proxy holders for the Annual Meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

How can I contact Viracta’s transfer agent?

You may contact our transfer agent, Equiniti Trust Company, LLC, by telephone at (800) 937-5449, or by writing Equiniti Trust Company, LLC, at 6201 15th Avenue, Brooklyn, NY 11219. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at https://equiniti.com/us/.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

Where can I find the voting results of the Annual Meeting?

We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?

In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

What does it mean if I receive more than one Notice of Internet Availability or more than set of printed proxy materials?

If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one paper copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:

Viracta Therapeutics, Inc.

Attention: Investor Relations

2533 S. Coast Hwy. 101, Suite 210

Cardiff, California 92007

Tel: (858) 400-8470

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

If a stockholder would like us to consider including a proposal in our proxy statement for our 2025 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 27, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 and Rule 14a-19 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Viracta Therapeutics, Inc.

Attention: Corporate Secretary

2533 S. Coast Hwy. 101, Suite 210

Cardiff, California 92007

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2025 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices no later than December 27, 2024.

In the event that we hold our 2025 annual meeting more than 30 days before or after the one-year anniversary of this year’s Annual Meeting, then such written notice must be received by our corporate secretary at our principal executive offices:

•	no earlier than the 120th day prior to the day of our 2025 annual meeting, and

•	no later than the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our board of directors currently consists of ten (10) directors, eight (8) of whom are independent under the listing standards of The Nasdaq Stock Market LLC, or Nasdaq. Our board of directors is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the names, ages as of April 22, 2024, and certain other information for each of our directors and director nominees:

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Flavia Borellini, Ph.D. (1)	III	64	Director	2021	2024	2027
Jane Chung, R.Ph. (2).	III	53	Director	2022	2024	2027
Ivor Royston, M.D. (1)	III	78	Director	2021	2024	2027
Stephen Rubino, Ph.D., M.B.A. (1)(2)(3)	III	65	Director	2021	2024	2027
Continuing Directors
Sam Murphy, Ph.D. (1)(2)	I	47	Director	2021	2025
Roger J. Pomerantz, M.D.	I	67	Chairman of the Board	2021	2025
Mark Rothera	I	61	President, CEO and Director	2022	2025
Jane F. Barlow, M.D., M.P.H., M.B.A. (2)(4)	II	63	Director	2021	2026
Thomas E. Darcy, CPA(3)(4)	II	74	Director	2021	2026
Barry J. Simon, M.D. (3)(4)	II	59	Director	2021	2026

(1)	Member of science and technology committee
(2)	Member of nominating and corporate governance committee
(3)	Member of audit committee
(4)	Member of compensation committee

Nominees for Director

Flavia Borellini, Ph.D., Director

Dr. Borellini has served as a member of the board of directors since August 2021. Dr. Borellini has more than 25 years of executive management experience in the pharmaceutical and biotechnology industry, with a particular focus on global development of targeted oncology drugs, from preclinical to commercial stage. She is the former Chief Executive Officer for Acerta Pharma, where she oversaw the successful development and approval of Calquence® (acalabrutinib), a selective Bruton’s tyrosine kinase (BTK) inhibitor, for the treatment of mantle cell lymphoma and chronic lymphocytic leukemia (CLL). During her career, Dr. Borellini has also held key senior level positions within AstraZeneca, most recently Global Franchise Head, Hematology, with responsibility for the hematology portfolio in the company’s oncology business unit. While at AstraZeneca, she led the global development, approval, and commercialization of Tagrisso® (osimertinib), a first-in-class epidermal growth factor receptor (EGFR) tyrosine kinase inhibitor for the treatment of non-small cell lung cancer (NSCLC) caused by the T790M mutation. Prior to her tenure with AstraZeneca, Dr. Borellini spent nearly seven years at Genentech, a member of the Roche Group. During this time, she led the global development, approval and launch of Zelboraf® (vemurafenib), a first-in-class BRAF inhibitor for the treatment of melanoma caused by the V600E BRAF mutation. Dr. Borellini also served as the program leader for Herceptin® (trastuzumab), a targeted treatment for HER2 receptor positive cancers, including breast cancer, and Tarceva® (erlotinib), an

EGFR tyrosine kinase inhibitor for the treatment of NSCLC and pancreatic cancer. Dr. Borellini also serves on the Board of Directors of Kartos Therapeutics, Cantargia AP, and Revolution Medicines (NASDAQ: RVMD). Dr. Borellini obtained a Ph.D. in Pharmaceutical Chemistry and Technology from the University of Modena in 1984.

We believe Dr. Borellini is qualified to serve on our board of directors because of her management experience in the pharmaceutical and biotechnology industry.

Jane Chung, R.Ph., Director

Ms. Chung has served as a member of the board of directors since August 2022. She has over 20 years of commercial leadership experience in the pharmaceutical and biotechnology industry, focused mostly on innovative oncology medicines and broadly across executive management, franchise leadership, marketing, sales, operations, and market access functions. She is currently the Chief Commercial Officer at Sutro Biopharma, where she has been responsible for building and leading global commercialization since August 2021. Previously, Ms. Chung served in several leadership roles at AstraZeneca Pharmaceuticals, including as President and General Manager of AstraZeneca Canada, Vice President of Sales and Marketing of U.S. lmmuno-Oncology, and Senior Commercial Business Director. Prior to that, Ms. Chung served as a Regional Sales Director and Director of Sales Productivity and Effectiveness for Onyx Pharmaceuticals Inc as well as various commercial roles for Genentech, Inc., including as Commercial Operations Manager, Division Manager and Senior Marketing Manager. Ms. Chung also serves on non-profit boards in the science, education, and community development arenas. Ms. Chung received a B.S. in Pharmacy from St. John’s University and a B.A. in Psychology from Columbia University.

We believe Ms. Chung is qualified to serve on our board of directors because of her extensive commercial leadership experience in biopharma.

Ivor Royston, M.D., Director

Dr. Royston served as Chief Executive Officer, President, and a member of the board of directors from February 2021 until September 2022, from which time Dr. Royston has continued to serve as a Director. Dr. Royston was also Chief Executive Officer and President of Viracta Subsidiary, Inc. from 2015 until February 2021 and a member of Viracta Subsidiary, Inc. (fka Hemaquest)’s board of directors from October 2007 until February 2021. From 1990 to 2017, Dr. Royston was a Managing Partner of Forward Ventures, a life science venture capital firm. From 1990 to 2000, Dr. Royston also held the position of Chief Executive Officer of the Sidney Kimmel Cancer Center. Prior to that, Dr. Royston was the Director of Clinical Immunology at University of California, San Diego Cancer Center. Dr. Royston was the co-founder of Hybritech, Inc., which developed the PSA test for prostate cancer; and the co-founder of IDEC Corporation, which developed a monoclonal antibody therapy for cancer, and which subsequently merged with Biogen to form Biogen Idec, now Biogen. Dr. Royston currently serves on the board of directors of Biocept, Inc. (NASDAQ: BIOC). Dr. Royston has served as Executive Chairman of Geneditor Biologics Corp. since April 2023. Dr. Royston received his B.A. and M.D. degrees from Johns Hopkins University and completed post-doctoral training in internal medicine and medical oncology at Stanford University.

We believe Dr. Royston is qualified to serve on our board of directors because of the perspective and experience he brings as Viracta’s former President and Chief Executive Officer, his broad experience in the biotechnology industry, his educational background and his medical expertise.

Stephen Rubino, Ph.D., M.B.A., Director

Dr. Rubino has served as a member of the board of directors since March 2021. Dr. Rubino has over 30 years of pharmaceutical and biotechnology company experience in the areas of business development & licensing, marketing, commercial operations, and strategic planning across a wide range of therapeutic areas. Dr. Rubino is currently President & CEO of Sporos Bioventures, LLC. Dr. Rubino has experience developing and commercializing oncology products both in the US and EU. He has served as the Chief Business Officer of Celyad Oncology, a biotechnology company developing cellular therapies and Chief Business and Strategy Officer at Omega Therapeutics. Dr. Rubino held various positions of increasing responsibility at Novartis, a pharmaceutical company, from 2001 until 2017, including most recently as Global Head of Business Development & Licensing and New Product Marketing, Cell & Gene Therapies Unit. Dr. Rubino has served on the boards of directors of Sermonix Pharmaceuticals and Ilkos Therapeutics. Dr. Rubino received a Ph.D. in virology from Cornell University and an M.B.A. from Baruch College.

We believe Dr. Rubino is qualified to serve on our board of directors because of his extensive management and commercial experience in the fields of biotechnology and oncology.

Continuing Directors

Sam Murphy, Ph.D., Director

Dr. Murphy has served as a member of the board of directors since February 2021, and previously served on the Viracta Subsidiary’s board of directors from January 2019 until February 2021. He has been a Vice President and Head of International Business Development for Shenzhen Salubris Pharmaceutical Co. Ltd. since 2017, and currently serves as Chief Executive Officer of its United States subsidiary, Salubris Biotherapeutics, Inc. Prior to joining Salubris, Dr. Murphy worked for ten years in strategy consulting and transaction advisory services across several global firms including IMS (now IQVIA) and Simon-Kucher & Partners. Dr. Murphy currently serves on the boards of GO Therapeutics, Inc. (chair) and MedAlliance S.A. Dr. Murphy earned a B.A. in Biochemistry, Ph.D. in Molecular Biology with a concentration in Virology and completed his Post-Doctoral Fellowship in Gene Therapy and Translational Medicine at the University of Pennsylvania.

We believe Dr. Murphy is qualified to serve on our board of directors because of his experience as a board member, his scientific background, and his advisory experience in the biotechnology industry.

Roger J. Pomerantz, M.D., Director and Chair

Dr. Pomerantz has served as a member of the board of directors since February 2021, and previously served on the Viracta Subsidiary’s board of directors from 2020 until February 2021. Dr. Pomerantz was President, Chief Executive Officer and Chairman of the Board of ContraFect Corporation (NASDAQ: CFRX) from April 2019 until November 2023. Previously, Dr. Pomerantz was a Venture Partner at Flagship Pioneering from 2014 through 2019. In addition, he served as the President, Chief Executive Officer and Chairman of the Board of Seres Therapeutics from 2014-2019, where he continues to serve as Senior Advisor to its Board of Directors. Previously, Dr. Pomerantz was Senior Vice President, Worldwide Head of Licensing & Acquisition at Merck & Co., Inc and prior to that was Senior Vice President and Global Franchise Head of Infectious Diseases at Merck. Prior to joining Merck, Dr. Pomerantz was Global Head of Infectious Diseases for Johnson & Johnson Pharmaceuticals. He also served as Chief Executive Officer of Tibotec Pharmaceuticals, Inc. Dr. Pomerantz currently serves on the boards of Enlivex Therapeutics Ltd. (NASDAQ: ENLV), Collplant Biosciences Ltd. (NASDAQ: CLGN) and Indaptus Therapeutics (NASDAQ:INDP). Dr. Pomerantz received his B.A. in Biochemistry at the Johns Hopkins University and his M.D. at the Johns Hopkins School of Medicine. He received post-graduate training at the Massachusetts General Hospital, Harvard Medical School and M.I.T. Dr. Pomerantz is Board Certified in both internal medicine and infectious diseases. He was Professor of Medicine, Biochemistry and Molecular Pharmacology, Chief of Infectious Diseases, and the Founding Director and Chair of the Institute for Human Virology and Biodefense at the Thomas Jefferson University and Medical School.

We believe Dr. Pomerantz is qualified to serve on our board of directors because of his experience as a board member, his scientific background, and his senior management experience in the biotechnology industry.

Mark Rothera, President & Chief Executive Officer, Director

Mr. Rothera has served as Viracta’s President and Chief Executive Officer and a member of the board of directors since September 2022. Prior to joining Viracta, Mr. Rothera served as President, Chief Executive Officer and a Board Member of Silence Therapeutics, plc, a pharmaceutical company, from September 2020 until February of 2022. From August 2017 to March 2020, Mr. Rothera served as President, CEO and Board Member of Orchard Therapeutics, plc, a biotechnology company. From April 2013 to August 2017, Mr. Rothera served as Chief Commercial Officer of PTC Therapeutics, a biotechnology company. From 2012 to 2013, Mr. Rothera served as Global President of Aegeron Pharmaceuticals, Inc., a biotechnology company. From 2006 to 2012, Mr. Rothera served as Vice President and General Manager for the Europe, Middle East and Africa commercial operations of Shire Human Genetic Therapies, Inc., a pharmaceutical company. Mr. Rothera currently sits on the board of GenPharm, a private life science company and Naya Biosciences, a life science company that has announced a planned merger with INVO Bioscience (NASDAQ:INVO). Mr. Rothera received an M.A. in Natural Sciences from Cambridge University, an M.B.A. from the European Institute for Business Administration (INSEAD) and a Diploma in Company Direction from Institute of Directors, United Kingdom.

We believe Mr. Rothera is qualified to serve on our board of directors because of his extensive executive and commercial leadership experience in biopharma and in rare diseases in particular.

Jane F. Barlow, M.D., MPH, MBA, Director

Dr. Barlow has served as a member of the board of directors since August 2021. Dr. Barlow is currently the Chief Executive Officer of Jane Barlow & Associates, LLC and on the board of Sera Prognostics (NASDAQ: SERA). She is Executive Vice President and Chief Clinical Officer at Real Endpoints, a market access consultancy, Senior Advisor to MIT’s Center for Biomedical Innovation and serves on the biotech advisory board of Pictet Asset Management and the advisory board of Refractor Health. Prior to her current roles, she was Associate Chief Medical Officer at CVS Health and Chief Medical Officer of CVS Health Government Services where she successfully implemented industry-leading clinical strategies supporting drug purchasing, distribution, and utilization management. Formerly, she served as Vice President of Clinical Innovation at Medco Health Solutions, leading the adoption of cutting-edge therapeutic programs through all aspects of pharmacy. Dr. Barlow has extensive experience in steering pharmaceutical development and commercialization by strategically weighing the value and economic impact that drug candidates bring to the healthcare ecosystem at large. Dr. Barlow previously served on the boards of ContraFect Corp (OTCPK: CFRX), Momenta Pharmaceuticals, Inc. (prior to and during its sale to Johnson and Johnson), TherapeuticsMD Inc. (NASDAQ: TXMD), and SilverScript Insurance Company. Dr. Barlow received her medical degree from Creighton University School of Medicine and subsequently completed her residency in occupational and environmental medicine at The Johns Hopkins University, where she also earned her MPH. She is a distinguished graduate of the United States Air Force School of Aerospace Medicine and served as Chief of Flight Medicine at the Beale and Maxwell Air Force Bases. Additionally, she holds an MBA from the University of Alabama. She is board-certified in occupational medicine and a fellow of the American College of Occupational and Environmental Medicine and the American College of Preventive Medicine. She is a diplomat of the American College of Physician Executives and a member of the American Medical Association.

We believe that Dr. Barlow is qualified to serve on our board of directors because of her extensive medical and scientific knowledge and experience, as well as her senior management experience in the healthcare industry.

Thomas E. Darcy, CPA, Director

Mr. Darcy has served as a member of the board of directors since February 2021. Mr. Darcy previously was a co-founder and director of Tocagen Inc. August 2007 until June 2020. Mr. Darcy also served as Tocagen Inc.’s Chief Financial Officer from August 2007 to February 2017 and as Tocagen’s Executive Vice President from August 2007 to May 2017. Prior to Tocagen, Mr. Darcy served for over five years as Executive Vice President and Chief Financial Officer of Science Applications International Corporation (“SAIC”), a Fortune 500 science and technology company. Mr. Darcy also served as a director and chairman of the audit committee of McAfee, Inc., a publicly-held technology company, for over three years until its sale to Intel Corporation in February 2011 and as a director and audit committee member of Forte Biosciences, Inc. (NASDAQ: FBRX), a publicly-held biotech company, from June 2020 through May 2021. Mr. Darcy currently also serves as a director and chairman of the audit committee of Lytx, Inc., a privately-held technology company. Prior to SAIC, he was an audit Partner in the accounting firm of PricewaterhouseCoopers LLP, where he served as the Managing Partner of both the West and Southwest Region Audit and Business Advisory Service Technology practices, as well as the Managing Partner of the San Diego office. Mr. Darcy is a Certified Public Accountant (inactive) in the state of California and graduated from San Diego State University with a B.S. in Accounting.

We believe Mr. Darcy is qualified to serve on our board of directors because of his life sciences public company experience and his financial and accounting background and expertise.

Barry J. Simon, M.D., Director

Dr. Simon has served as a member of the board of directors since March 2021, and previously served on the Viracta Subsidiary’s board of directors from July 2017 until November 2020. Dr. Simon has served as a director since June 2008 and as the Chief Corporate Affairs Officer of ImmunityBio, Inc. (NASDAQ:IBRX), a biopharmaceutical company, since March 2021. Prior to that, Dr. Simon served as Immunity Bio’s President and Chief Administrative Officer from January 2017 to March 2021 and served as President and Chief Operating Officer from March 2015 to December 2016. From 2007 to March 2015, Dr. Simon served as NantKwest Inc.’s President and Chief Executive Officer. Dr. Simon has also served as the Chairman, President and Chief Executive Officer of Brink Biologics, Inc., a bioanalytics, reagents and testings service company, since June 2015. He also previously served on the board of directors of Cue BioPharma, Inc. (NASDAQ:CUE), a biopharmaceutical company from March 2016 to June 2021. Previously, Dr. Simon held Vice President, senior level and advisory positions at F. Hoffmann-La Roche, a global healthcare company, Roche Labs, a pharmaceuticals company, Connetics Corporation (NASDAQ:CNCT), a specialty pharmaceutical company, Immunomedics (NASDAQ:IMMU), a biopharmaceutical company, Immusol, a biopharmaceutical company, HealthPro BioVentures, LLC, a healthcare and life sciences investment bank and NorthSound Capital, LLC, a U.S.-based hedge fund and contributed to several product launches that included Valcyt® (valganciclovir) for CMV retinitis, Xeloda® (capecitabine) for metastatic breast cancer, Kytril® (Granisetron) for CINV, Boniva® (ibandronate) for osteoporosis, Tamiflu® (oseltamivir) for Influenza, Fortovase® (saquinavir) and Fuzeon® (enfuvirtide) for HIV and Pegasys® (peginterferon alpha-2a) for hepatitis C. Dr. Simon attended corporate training programs by the London School of Business and the Amos Tuck School of Business at Dartmouth College. Dr. Simon trained clinically in Infectious Diseases at Albert Einstein College of Medicine, Anesthesiology at The Mount Sinai Medical Center and Internal Medicine at New York University and received his M.D. from the SUNY Downstate Health Sciences Center in New York.

We believe that Dr. Simon is qualified to serve on our board of directors because of his extensive medical and scientific knowledge and experience, as well as his medical marketing, senior management and commercial experience in the biopharmaceutical industry.

Director Independence

Our common stock is listed on Nasdaq. As a company listed on Nasdaq, we are required under Nasdaq listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our board. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Nasdaq listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing rules applicable to compensation committee members.

Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Dr. Barlow, Dr. Borellini, Ms. Chung, Mr. Darcy, Dr. Murphy, Dr. Pomerantz, Dr. Rubino and Dr. Simon, representing eight (8) of our ten (10) directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Mark Rothera is not considered an independent director because of his position as our chief executive officer and Ivor Royston is not considered an independent director because of his former position as our chief executive officer.

In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”

There are no family relationships among any of our directors, director nominees or executive officers.

Board Leadership Structure

Our corporate governance framework provides our board flexibility to determine the appropriate leadership structure for the company, and whether the roles of chairperson and chief executive officer should be separated or combined. In making this determination, our board considers many factors, including the needs of the business, our board’s assessment of its leadership needs from time to time and the best interests of our stockholders. If the role of chairperson is filled by a director who does not qualify as an independent director, then our corporate governance guidelines provide that one of our independent directors may serve as our lead independent director.

Our board believes that it is currently appropriate to separate the roles of chairperson and chief executive officer. The chief executive officer is responsible for day-to-day leadership, while our chairperson, along with the rest of our independent directors, ensures that our board’s time and attention is focused on providing independent oversight of management and matters critical to our company. The board believes that Dr. Pomerantz’s deep knowledge of the company and industry, as well as strong leadership and governance experience, enable Dr. Pomerantz to lead our board effectively and independently.

Role of Board in Risk Oversight Process

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.

In addition, our board has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of the board and potential conflicts of interest.

Our board of directors believes its current leadership structure supports the risk oversight function of the board.

Board Diversity Matrix

The following table sets forth certain self-identified diversity information for our directors for the current and prior year:

Board Diversity Matrix (As of April 22, 2024)

Total Number of Directors	10
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	0	1
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	7	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0	0	0	1

Board Committees

Our board of directors has established the following standing committees of the board: audit committee; compensation committee; nominating and corporate governance committee; and science and technology committee. The composition and responsibilities of each of the committees of our board of directors is described below.

Audit Committee

The current members of our audit committee are Mr. Darcy, Dr. Rubino, and Dr. Simon. Mr. Darcy is the chairperson of our audit committee. Our board of directors has determined that each member of our audit committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of Nasdaq, and also meets the financial literacy requirements of the listing standards of Nasdaq. Our board of directors has determined that Mr. Darcy is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K. Our audit committee is responsible for, among other things:

•	selecting, retaining, compensating, evaluating, overseeing and, where appropriate, terminating our independent registered public accounting firm;

•	reviewing and approving the scope and plans for the audits and the audit fees and approving all non-audit and tax services to be performed by the independent auditor;

•	evaluating the independence and qualifications of our independent registered public accounting firm;

•	reviewing our financial statements, and discussing with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;

•	reviewing and discussing with management and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;

•	discussing with management our procedures regarding the presentation of our financial information, and reviewing earnings press releases and guidance;

•	overseeing the design, implementation and performance of our internal audit function, if any;

•	setting hiring policies with regard to the hiring of employees and former employees of our independent auditor and overseeing compliance with such policies;

•	reviewing, approving and monitoring related party transactions;

•

adopting and overseeing procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and discussing with management and our independent auditor the adequacy and effectiveness of our legal, regulatory and ethical compliance programs; and

•

reviewing and discussing with management and our independent auditor our guidelines and policies to identify, monitor and address enterprise risks, including risks associated with cybersecurity, information security and privacy matters.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our audit committee is available on our investor relations website at https://viracta.investorroom.com. Our audit committee held four (4) meetings in 2023.

Compensation Committee

The current members of our compensation committee are Dr. Simon, Dr. Barlow, and Mr. Darcy. Dr. Simon is the chairperson of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of Nasdaq. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:

•	reviewing, approving or making recommendations to our board of directors regarding the compensation for our executive officers, including our chief executive officer;

•	reviewing, approving and administering our employee benefit and equity incentive plans;

•	establishing and reviewing the compensation plans and programs of our employees, and ensuring that they are consistent with our general compensation strategy;

•	approving or making recommendations to our board of directors regarding the creation or revision of any clawback policy; and

•	making recommendations to our board of directors regarding non-employee director compensation.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our investor relations website at https://viracta.investorroom.com. Our compensation committee held six (6) meetings in 2023.

Nominating and Corporate Governance Committee

The current members of our nominating and corporate governance committee are Dr. Rubino, Dr. Barlow, Ms. Chung and Dr. Murphy. Dr. Rubino is the chairperson of our nominating and corporate governance committee. Former director Nicole Onetto served on our nominating and corporate governance committee until her departure from the board of directors in connection with our 2023 annual meeting. Our board of directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence for nominating and corporate governance committee members under the listing standards of Nasdaq. Our nominating and corporate governance committee is responsible for, among other things:

•	reviewing and assessing and making recommendations to our board of directors regarding desired qualifications, expertise and characteristics sought of board members;

•	identifying, evaluating, selecting or making recommendations to our board of directors regarding nominees for election to our board of directors;

•	developing policies and procedures for considering stockholder nominees for election to our board of directors;

•	reviewing our succession planning process for our chief executive officer and any other members of our executive management team;

•	reviewing and making recommendations to our board of directors regarding the composition, organization and governance our board of directors and its committees;

•	reviewing and making recommendations to our board directors regarding our corporate governance guidelines and corporate governance framework;

•	overseeing director orientation for new directors and continuing education for our directors;

•	overseeing the evaluation of the performance of our board of directors and its committees;

•

reviewing and monitoring compliance with our code of business conduct and ethics, and reviewing conflicts of interest of our board members and officers other than related party transactions reviewed by our audit committee; and

•	administering policies and procedures for communications with the non-management members of our board of directors.

Our nominating and corporate governance committee operates under a written charter. A copy of the charter of our nominating and corporate governance committee is available on our investor relations website at https://viracta.investorroom.com. Our nominating and corporate governance committee held two (2) meetings in 2023.

Science and Technology Committee

We formed a science and technology committee on March 16, 2021. The current members of our science and technology committee are Dr. Borellini, Dr. Murphy, Dr. Royston and Dr. Rubino. Dr. Borellini is the chairperson of our science and technology committee. Former director Nicole Onetto served on our science and technology committee until her departure from the board of directors in connection with our 2023 annual meeting. Our science and technology committee is responsible for, among other things:

•	serving in an advisory role to assist with our development and use of our science and technology

•

overseeing our innovation strategy, including periodic reviews of our research and development (R&D) portfolio and its overall competitiveness, the science and technology underlying major R&D initiatives, and the competitive environment;

•	reviewing our patent portfolio and strategy;

•	advising the board of directors on the scientific and R&D aspects of major technology-based transactions and licensing agreements;

•	reviewing and advising the board of directors on our overall quality programs and processes for our R&D and development programs;

•

overseeing risk management in the area of human and animal studies, including the periodic review of our policies and procedures related to the conduct of human and animal studies and the use and publication of data derived from such studies; and

•	reviewing with management the composition of the Scientific Advisory Board.

Our science and technology committee operates under a written charter. A copy of the charter of our science and technology committee is available on our investor relations website at https://viracta.investorroom.com. Our science and technology committee held seven (7)  meetings in 2023.

Attendance at Board and Stockholder Meetings

Our board of directors held five (5) meetings in 2023 (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. Eight of the ten members of our board of directors at the time of the 2023 Annual Meeting attended our 2023 Annual Meeting.

Executive Sessions of Non-Employee Directors

To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis.

Compensation Committee Interlocks and Insider Participation

During 2023, the members of our compensation committee were Thomas E. Darcy, CPA, Barry Simon, M.D., and Jane F. Barlow, M.D., MPH, MBA. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. While our board has not established minimum qualifications for board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business experience and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.

If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.

After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board.

Stockholder Recommendations and Nominations to our Board of Directors

Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.

A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at Viracta Therapeutics, Inc., 2533 S. Coast Hwy. 101, Suite 210, Cardiff, California 92007, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC, including the requirements of Rule 14a-8 and Rule 14a-19 under the Exchange Act, and should be sent in writing to our corporate secretary at the address above. To be timely for our 2025 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2025 Annual Meeting.”

Communications with the Board of Directors

Stockholders and other interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our General Counsel by mail to our principal executive offices at Viracta Therapeutics, Inc., 2533 S. Coast Hwy. 101, Suite 210, Cardiff, California 92007. Our General Counsel, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our General Counsel will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board. These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Policy Prohibiting Hedging or Pledging of Securities

Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer and other executive and senior financial officers. The full text of our corporate governance guidelines and code of business conduct and ethics are available on our investor relations website at https://viracta.investorroom.com. We will post amendments to our code of business conduct and ethics or any waivers of our code of business conduct and ethics for directors and executive officers on the same website.

Director Compensation

Under our non-employee director compensation policy, as amended and restated in August 2023, non-employee directors will receive compensation in the form of cash and equity, as described below. We also reimburse our non-employee directors for expenses incurred in connection with attending board and committee meetings as well as continuing director education. Our compensation committee has primary responsibility for reviewing and approving the compensation paid to non-employee directors. Our compensation committee reviews at least annually the type and form of compensation paid to our non-employee directors.

Cash Compensation

Under our non-employee director compensation policy, each non-employee director is paid an annual cash retainer of $40,000. In addition, each non-employee director is entitled to receive the following cash compensation for his or her services under the policy:

•	$20,000 per year for service as chair of the audit committee;

•	$10,000 per year for service as a member of the audit committee;

•	$15,000 per year for service as chair of the compensation committee;

•	$7,500 per year for service as a member of the compensation committee;

•	$7,500 per year for service as chair of the nominating and corporate governance committee;

•	$5,000 per year for service as a member of the nominating and corporate governance committee;

•	$7,500 per year for service as chair of the science and technology committee; and

•	$5,000 per year for service as a member of the science and technology committee.

Each non-employee director who serves as a committee chair receives only the additional annual cash fee as the chair of the committee, and not the additional annual fee as a member of the committee. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis. The above-listed fees for service as chair or members of committees are payable in addition to the non-employee director retainer.

Equity Compensation

Initial Options. Each person who first becomes a non-employee director after the effective date of the non-employee director compensation policy will receive, on the first trading day on or after the date that the person first becomes a non-employee director, an initial award (or, the “Initial Award”) of stock options to purchase 80,000 shares of our common stock. The Initial Award will be scheduled to vest in equal installments as to 1/36th of the shares of our common stock subject to the Initial Award on a monthly basis following the Initial Award’s grant date, on the same day of the month as the grant date, subject to continued services to us through the applicable vesting dates. If the person was a member of our board of directors and also an employee, then becoming a non-employee director due to termination of employment will not entitle the person to an Initial Award.

Annual Options. Each continuing non-employee director automatically will receive, on the date of each annual meeting of our stockholders, an annual award (or, the “Annual Award)” of stock options to purchase 40,000 shares of our common stock. Each Annual Award will be scheduled to vest as to 1/12th shares subject to the Annual Award on a monthly basis following the Annual Award’s grant date on the same day of the month as such grant date (or the last day of the month, if there is no corresponding day in such month), or if earlier, 100% of the shares subject to the Annual Award shall vest on the day immediately before the date of the next annual meeting that occurs after the Annual Award’s grant date, subject to continued services to us through the applicable vesting date.

Chair Award. On the first trading day immediately following each annual meeting, the non-employee director then serving as the chairperson of the board of directors automatically will receive an award of stock options to purchase a number of shares equal to thirty-seven and one-half percent (37.5%) of the number of shares subject to the Annual Award, rounded down to the nearest whole share (the “Chair Award”). The Chair Award will be scheduled to vest as to one-twelfth (1/12th) of the shares subject to the Chair Award on a monthly basis following the Chair Award’s grant date on the same day of the month as such grant date (or on the last day of the month, if there is no corresponding day in such month), or if earlier, the day immediately before the date of the next Annual Meeting that occurs after the Chair Award’s grant date, subject to continued services to us through the applicable vesting date.

Change in Control. In the event of a change in control, as defined in our 2021 Equity Incentive Plan, each non-employee director’s then outstanding company equity awards covering shares of our common stock will accelerate vesting in full, provided that he or she remains a non-employee director through the date of our change in control.

Other Award Terms. Each Initial Award and Annual Award is granted under our 2021 Equity Incentive Plan (or its successor plan, as applicable) and form of award agreement under such plan. These awards have a maximum term to expiration of 10 years from their grant and a per share exercise price equal to 100% of the fair market value of a share of our common stock on the award’s grant date.

Director Compensation for Fiscal 2023

The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our board of directors, for the fiscal year ended December 31, 2023. Directors who are also our employees receive no additional compensation for their service as directors. During 2023, Mr. Rothera was an employee and executive officer of the company and therefore did not receive compensation as a director during such time. The following tables exclude Mr. Rothera as his compensation is set forth in the “2023 Summary Compensation Table” below. See “Executive Compensation” for additional information regarding Mr. Rothera’s compensation.

Name	Fees Paid or Earned in Cash ($)	Option Awards ($) (1)		Total ($)
Sam Murphy, Ph.D.	50,000	45,755		95,755
Thomas E. Darcy, CPA	67,500	45,755		113,255
Nicole Onetto, M.D. (3)	22,479			22,479
Jane F. Barlow, M.D., M.P.H., M.B.A.	52,500	45,755		98,255
Barry J. Simon, M.D.	65,000	45,755		110,755
Roger J. Pomerantz, M.D.	150,000	60,267	(2)	210,267
Flavia Borellini, Ph.D.	46,607	45,755		92,362
Stephen Rubino, Ph.D., M.B.A.	62,500	45,755		108,255
Jane Chung, R. Ph.	45,000	45,755		90,755
Ivor Royston, M.D.	45,000	45,755		90,755

(1)

This column reflects the aggregate grant date fair value of option awards granted to the director in the applicable fiscal year, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718, Compensation—Stock Compensation (Topic 718). For a discussion of valuation assumptions, see Note 6 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 7, 2024.

(2)

Pursuant to the Outside Director Compensation Policy, in August 2023 Dr. Pomerantz received an option to purchase an additional 15,000 shares of our common stock in recognition of his services as Chairperson of the board of directors. The option was granted under the 2021 Equity Incentive Plan and the form of option agreement thereunder and has a per share exercise price of $1.23, the closing price of our common stock in trading on the Nasdaq Global Select Market on the date of grant. 1/12th of the shares subject to the option vest on a monthly basis following the grant date on the same day of the month as such grant date (or the last day of the month, if there is no corresponding day in such month), or if earlier, 100% of the shares subject to the option shall vest on the day immediately before the date of Annual Meeting, subject to continued services to us through the applicable vesting date.

(3)	Nicole Onetto served on our board of directors until her departure in connection with our 2023 annual meeting.

The following table lists all outstanding equity awards held by non-employee directors other than our NEOs as of December 31, 2023:

Name	Number of Shares Underlying Outstanding Stock Awards	Number of Shares Underlying Outstanding Options
Sam Murphy, Ph.D.		160,000
Thomas E. Darcy, CPA		160,000
Jane F. Barlow, M.D., M.P.H., M.B.A.		160,000
Barry J. Simon, M.D.		171,190
Roger J. Pomerantz, M.D.	54,206	463,280
Flavia Borellini, Ph.D.		160,000
Stephen Rubino, Ph.D., M.B.A.		160,000
Jane Chung, R. Ph.		120,000
Ivor Royston, M.D.	151,314	1,157,044

PROPOSAL NO. 1

ELECTION OF CLASS III DIRECTORS

Our board of directors currently consists of ten (10) directors and is divided into three classes with staggered three-year terms. At the Annual Meeting, four (4) Class III directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Flavia Borellini, Ph.D., Jane Chung, R.Ph., Ivor Royston, M.D., Stephen Rubino, Ph.D., M.B.A as nominees for election as Class III directors at the Annual Meeting. If elected, each will serve as a Class III director until the 2027 annual meeting of stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

Dr. Borellini, Ms. Chung, Dr. Royston and Dr. Rubino have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.

Vote Required

Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

At the 2019 annual meeting of stockholders, our board of directors recommended and the stockholders approved holding an advisory vote on the compensation of the company’s named executive officers every year, and we are maintaining the frequency of such vote. Accordingly, pursuant to Section 14A of the Exchange Act, we are asking our stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as described in this proxy statement. This proposal, commonly referred to as the “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore is not binding on us, our compensation committee or our board of directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our compensation committee will evaluate whether any actions are necessary to address those concerns.

You are encouraged to review the section titled “Executive Compensation”, which provides an overview of our executive compensation program and contains tabular information and narrative discussion about the compensation of our named executive officers.

We are asking our stockholders to approve the compensation of our named executive officers as described in this proxy statement by voting for the following non-binding resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and the narrative discussion.”

Vote Required

The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2024. Ernst & Young LLP has served as our independent registered public accounting firm since 1998.

At the Annual Meeting, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Our audit committee is submitting the appointment of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Ernst & Young LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Ernst & Young LLP, then our audit committee may reconsider the appointment. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2023 and 2022.

	2023	2022
Audit Fees (1)	$573,000	$502,500
Audit-Related Fees (2)
Tax Fees (3)
All Other Fees (4)

Total Fees	$573,000	$502,500

(1)

“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. These fees included the issuance of consents and comfort letters in connection with registration statement filings with the SEC.

(2)	“Audit-Related Fees” consist of fees for other audit-related professional services.
(3)	“Tax Fees” consist of fees billed for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” include any fees billed that are not audit, audit-related or tax fees.

Auditor Independence

In 2023, there were no other professional services provided by Ernst & Young LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Ernst & Young LLP for our fiscal years ended December 31, 2023 and 2022 were pre-approved by our Audit Committee.

Vote Required

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024, requires affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2024.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as required by Nasdaq listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to Viracta’s financial reporting process, Viracta’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Viracta’s consolidated financial statements. Viracta’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of Viracta’s consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Viracta’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited consolidated financial statements with management and Ernst & Young LLP;

•	discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and

•

received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included Viracta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

Thomas E. Darcy, CPA (Chair)

Stephen Rubino, Ph.D., MBA

Barry J. Simon, M.D.

This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Viracta under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Viracta specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of April 22, 2024.

Name	Age	Position
Mark Rothera	61	President, Chief Executive Officer and Director
Darrel Cohen, M.D.	59	Chief Medical Officer
Melody Burcar, MBA, CPA	41	Senior Vice President, Finance

Mark Rothera, President, Chief Executive Officer and Director

For the biography of Mr. Rothera, please see “Board of Directors and Corporate Governance—Continuing Directors.”

Darrel Cohen, M.D., Chief Medical Officer

Dr. Cohen, age 59, is a hematologist/oncologist with over 25 years of oncology clinical research and drug development experience. Most recently, from June 2022 to May 2023, Dr. Cohen was Chief Medical Officer of Cell Therapy at Athenex Inc., a clinical-stage biotechnology company, where he led clinical development, clinical operations, and regulatory affairs for its CAR-NKT cell therapy platform. Prior to this, from May 2021 to October 2021, Dr. Cohen was Chief Medical Officer at Biosight Pharmaceuticals, a clinical-stage hemato-oncology company. Prior to Biosight, from May 2019 to April 2021, Dr. Cohen was Head of Clinical Development at EUSA Pharma, a global specialty biopharmaceutical company. Prior to EUSA Pharma, from August 2006 to May 2019, Dr. Cohen held leadership positions of increasing responsibility at Pfizer Oncology, a global biopharmaceutical company, including Vice President of Late-Phase Clinical Development, where he was involved in multiple successful regulatory submissions of new targeted cancer drugs such as SUTENT® (sunitinib), XALKORI® (crizotinib), and IBRANCE® (palbociclib). Dr. Cohen received his M.D. and Ph.D. degrees in Medicine and Microbiology from Boston University School of Medicine, trained as a resident in Internal Medicine at Georgetown University Medical Center, and completed a fellowship in Hematology/Oncology at Duke University Medical Center.

Melody Burcar, MBA, CPA, Senior Vice President, Finance

Ms. Burcar, age 41, was promoted to the Company’s Senior Vice President of Finance, effective March 18, 2024, and previously served as the Company’s Vice President of Finance since September 2022. Previously, Ms. Burcar served as the Vice President of Finance and Corporate Controller at Secura Bio, Inc., a pharmaceutical company, from July 2019 to September 2022. Prior to joining Secura Bio, Inc., Ms. Burcar held various finance and accounting roles in life science and medical device companies including Synthetic Genomics, Inc., a biotechnology company, from September 2014 to June 2019, and Ortho Organizers, a medical device company, from September 2009 to September 2014. Ms. Burcar began her career at Deloitte, spending 5 years in their assurance services practice. Ms. Burcar holds a B.S. in accounting from the University of San Diego and a M.B.A. from University of California, San Diego. Ms. Burcar is a Certified Public Accountant in the state of California.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data. Our compensation committee makes decisions as to total compensation for each executive office, although it may instead, in its discretion, make recommendations to our board of directors regarding executive compensation for its approval.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In each of 2022 and 2023, our compensation committee retained Aon Radford, an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Aon Radford continues to serve at the discretion of our compensation committee. Our compensation committee engaged Aon Radford to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Our named executive officers, consisting of our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer), as of December 31, 2023, were:

•	Mark Rothera., our President, Chief Executive Officer, and Director;

•	Darrel Cohen, M.D., our Chief Medical Officer; and

•	Daniel Chevallard, our former Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary.*

*	In March 2024, Daniel Chevallard resigned from his positions as an officer of the Company.

Summary Compensation Table

The following table sets forth information regarding the compensation reportable for our named executive officers for fiscal 2023 and prior years where applicable, as determined under SEC rules.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)		Total ($)
Mark Rothera	2023	590,000		—	—	497,263	332,613	36,720	(4)	1,456,596
President and Chief Executive Officer	2022	167,494		190,120	—	5,355,625	—	7,418		5,720,657

Daniel Chevallard (5)	2023	487,136		—	—	248,632	203,436	15,918	(6)	955,122
Former Chief Financial Officer, Chief Operating Officer, Treasurer, Secretary	2022	467,856		—	—	432,900	166,089	13,964		1,080,809

Darrel Cohen, M.D.	2023	194,932	(7)	—	—	472,025	81,810	7,959	(8)	756,726
Chief Medical Officer

(1)

The amounts reported in the Stock Awards column represent the aggregate grant date fair value of time-based RSUs granted in 2021 calculated in accordance with FASB ASC Topic 718. The grant date fair value of time-based RSUs is determined using the fair value of our common stock on the date of grant. These amounts do not necessarily correspond to the actual value recognized by our named executive officers. For a discussion of valuation assumptions, see the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 7, 2024.

(2)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted during 2022 and 2023, computed in accordance with FASB ASC 718. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. For a discussion of valuation assumptions, see notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 7, 2024.

(3)	These amounts represent cash bonuses earned based upon the achievement of company objectives for the applicable year, each of which were paid in the subsequent fiscal year.
(4)

Consists of (i) travel allowance of $21,167, (ii) matching contributions made by Viracta to Viracta’s 401(k) plan of $13,200, (iii) group term life insurance premiums of $390 and (iv) telephone and internet expenses of $1,963.

(5)	Mr. Chevallard resigned from the positions of Chief Financial Officer, Chief Operating Officer, Treasurer, and Secretary effective March 20, 2024.
(6)	Consists of (i) matching contributions made by Viracta to Viracta’s 401(k) plan of $13,200, (ii) group term life insurance premiums of $390 and (iii) telephone and internet expenses of $2,328.
(7)	Dr. Cohen’s compensation reflects a start date of August 7, 2023, and a base salary of $485,000.
(8)	Consists of (i) matching contributions made by Viracta to Viracta’s 401(k) plan of $7,797 and (ii) group term life insurance premiums of $162.

Non-Equity Incentive Plan Compensation

At the beginning of each of 2022 and 2023, we adopted a bonus plan for our executive and non-executive employees that provides for cash incentives for performance in the applicable year. Each of the 2022 and 2023 bonus opportunities for our executives was based on the assessment of our board of directors of the achievement of company objectives that were established by our board of directors or our compensation committee, as applicable, for the applicable year as well as other achievements which occurred during the year. The company objectives for each of 2022 and 2023 consisted primarily of clinical, pre-clinical and corporate development goals. Based on our performance against the approved company objectives and other operational milestones during the year, our board of directors or our compensation committee, as applicable, determined to fund the 2022 bonus plan at 85.0% of the target level and the 2023 bonus plan at 102.5% of the target level.

The amounts in the Summary Compensation Table under the column “Non-equity incentive plan compensation” are based on the named executive officer’s target bonus amount multiplied by the achievement percentage set by our board of directors or our compensation committee, as applicable, consistent with the determinations under the applicable year’s bonus plan (and further pro-rated based on the period of time during which they were employed with us during the year).

Employment Arrangements

Mark Rothera

Was hired on September 19, 2022 as Viracta’s President, Chief Executive Officer and Director. On September 15, 2022, Viracta entered into an Executive Employment Agreement with Mr. Rothera.

Under the agreement, Mr. Rothera’s employment is at will and may be terminated at any time by Viracta or Mr. Rothera. Pursuant to the agreement, Mr. Rothera is entitled to a base salary, currently $590,000, a onetime sign-on bonus of $100,000 which was paid in 2022, relocation reimbursement and travel expense stipend of up to a combined maximum of $27,500, and an annual bonus opportunity, currently equal to up to 55% of annual base salary, based on achievement of performance objectives to be determined by Viracta’s board of directors. For the year ended December 31, 2023, Mr. Rothera’s base salary was $590,000.

Pursuant to the agreement, if Mr. Rothera experiences a qualified termination, then Mr. Rothera is entitled to receive (A) continuing payments of base salary at the rate in effect at the time of the qualifying termination, less applicable withholdings, for a period following his employment termination date of 15 months, (B) reimbursement for the cost of continuation of health coverage for Mr. Rothera and his eligible dependents pursuant to COBRA, until the earlier of (1) 18 months following termination of his employment, or (2) the date Mr. Rothera and his or eligible dependents are no longer eligible for COBRA, (C) payment of any earned but unpaid discretionary annual bonus, (D) a lump sum payment equal to 100% of Mr. Rothera’s target bonus for the year in which the qualified termination occurred and (E) the right to exercise equity awards for a period of twelve months following the date of the qualified termination. If a qualified termination of Mr. Rothera’s employment occurs within 3 months prior to or 12 months following a change in control, Mr. Rothera will receive (A) a lump sum payment equal to 18 months of Mr. Rothera’s base salary at the rate in effect at the time of the qualifying termination, (B) reimbursement for the cost of continuation of health coverage for Mr. Rothera and his eligible dependents pursuant to COBRA, until the earlier of (1) 12 months following termination of his employment, or (2) the date Mr. Rothera and his eligible dependents are no longer eligible for COBRA, (C) payment of any earned but unpaid discretionary annual bonus, (D) a lump sum payment equal to 150% of Mr. Rothera’s target bonus for the year in which the qualified termination occurred and (E) vesting acceleration of 100% of any outstanding equity awards as of the date of the qualified termination. The foregoing benefits are conditioned upon Mr. Rothera signing and not revoking a release of claims with Viracta within 60 days following his employment termination date.

Darrel Cohen, M.D., Ph.D.

On August 7, 2023, Viracta entered into an Executive Employment Agreement with Darrel Cohen, M.D., Ph.D., Chief Medical Officer of Viracta. Under the agreement, Dr. Cohen’s employment is at will and may be terminated at any time by Viracta or Dr. Cohen. Pursuant to the agreement, Dr. Cohen is entitled to a base salary, currently $485,000 and an annual bonus opportunity, currently equal to up to 40% of annual base salary, based on achievement of performance objectives to be determined by Viracta’s board of directors. For the year ended December 31, 2023, Dr. Cohen’s base salary was $485,000.

Pursuant to the agreement, if Dr. Cohen experiences a qualified termination, then Dr. Cohen is entitled to receive (A) continuing payments of base salary at the rate in effect at the time of the qualifying termination, less applicable withholdings, for a period following his employment termination date of 12 months, and (B) reimbursement for the cost of continuation of health coverage for Dr. Cohen and his eligible dependents pursuant to COBRA, until the earlier of (1) 12 months following termination of his employment, or (2) the date Dr. Cohen and his or eligible dependents are no longer eligible for COBRA. In the event of a change in control (as defined in our 2021 Equity Incentive Plan), Dr. Cohen will receive vesting acceleration of 50% of any outstanding Viracta equity awards as of the date of the change in control. If a qualified termination of Dr. Cohen’s employment occurs within 3 months prior to or 12 months following a change in control, Dr. Cohen will receive (A) a lump sum payment equal to 12 months of Dr. Cohen’s base salary at the rate in effect at the time of the qualifying termination, (B) a lump sum payment equal to 100% of Dr. Cohen’s target bonus for the year in which the qualified termination occurred, (C) reimbursement for the cost of continuation of health coverage for Dr. Cohen and his eligible dependents pursuant to COBRA, until the earlier of (1) 12 months following termination of his employment, or (2) the date Dr. Cohen and his eligible dependents are no longer eligible for COBRA, and (D) vesting acceleration of 100% of any outstanding equity awards as of the date of the qualified termination. The foregoing benefits are conditioned upon Dr. Cohen signing and not revoking a release of claims with Viracta within 60 days following his employment termination date.

Daniel Chevallard

On March 20, 2024, in connection with Mr. Chevallard’s resignation, we entered into a consulting agreement with Mr. Chevallard.

Pursuant to the consulting agreement, Mr. Chevallard will provide certain post-employment consulting services for a period of up to six months. In consideration for such services, Mr. Chevallard will receive an hourly rate of $375 per hour for up to 8 hours per month and Mr. Chevallard’s outstanding stock options and restricted stock units will continue to vest pursuant to their original terms while he continues to provide services to the Company under the consulting agreement.

Executive Incentive Compensation Plan

Effective March 14, 2022, we adopted an Executive Incentive Compensation Plan (the “Incentive Compensation Plan”). Our Incentive Compensation Plan allows our compensation committee (or other committee designated by our board of directors) to grant incentive awards, generally payable in cash, to employees selected by our compensation committee, including our executive officers, based upon performance goals established by our compensation committee.

Under our Incentive Compensation Plan, our compensation committee determines the performance goals applicable to any award, which goals may include, without limitation, goals related to research and development, regulatory milestones or regulatory-related goals, financial milestones, new product or business development, other product release milestones, publications, cash flow, internal structure, leadership development, project, function or portfolio- specific milestones, license or research collaboration agreements, capital raising, patentability and individual objectives such as peer reviews or other subjective or objective criteria. The performance goals may differ from participant to participant and from award to award. For 2022 and 2023, the applicable performance goals for our named executive officers were certain product and corporate goals, as well as individual performance.

The compensation committee administers our Incentive Compensation Plan and may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the discretion of the administrator. The administrator may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant, and it will not be required to establish any allocation or weighting with respect to the factors it considers.

Actual awards generally will be paid in cash (or its equivalent) only after they are earned, and, unless otherwise determined by the administrator, to earn an actual award a participant must be employed by us through the date the actual award is paid. The administrator of the Incentive Compensation Plan may reserve the right to settle an actual award with a grant of an equity award under our then-current equity compensation plan, which equity award may have such terms and conditions, including vesting, as the administrator determines. Payment of awards will occur as soon as practicable after they are earned, but no later than the dates set forth in our Incentive Compensation Plan.

Awards under our Incentive Compensation Plan are subject to any clawback policy of ours, which we may be required to adopt from time to time to comply with applicable laws. The administrator also may impose such other clawback, recovery or recoupment provisions with respect an award under our Incentive Compensation Plan as the administrator determines necessary or appropriate, including for example, reduction, cancellation, forfeiture or recoupment upon a termination of a participant’s employment for cause. Certain participants may be required to reimburse us for certain amounts paid under an award under our Incentive Compensation Plan in connection with certain accounting restatements we may be required to prepare due to our material noncompliance with any financial reporting requirements under applicable securities laws, as a result of misconduct.

Our board of directors and our compensation committee have the authority to amend, suspend or terminate our Incentive Compensation Plan, provided such action does not impair the existing rights of any participant with respect to any earned awards.

Potential Payments Upon Termination or Change of Control

Regardless of the manner in which a named executive officer’s service terminates, that named executive officer is entitled to receive amounts earned during his term of service, including unpaid salary and unused vacation, as applicable. In addition, each named executive officer is entitled to receive certain benefits upon Viracta’s termination of his or her employment without cause or his or her resignation for good reason, as provided above under “—Employment Arrangements.”

Each named executive officer holds stock options granted subject to the general terms of our 2021 Equity Incentive Plan. A description of the termination and change in control provisions in our 2021 Equity Incentive Plan and applicable to the stock options granted to Viracta’s named executive officers is provided below under “—Outstanding Equity Awards at Fiscal 2021 Year-End”  and above under “—Employment Arrangements.”

Outstanding Equity Awards at Fiscal 2023 Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2023.

	Option Awards								Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Mark Rothera	09/19/2022	(4)	429,687	945,313	(7)		5.21	09/19/2032
	03/16/2023	(6)	91,666	308,334	(8)		1.65	03/16/2033
Daniel Chevallard	07/30/2019	(5)	88,817	—			0.90	07/30/2029
	01/08/2021	(5)	40,184	14,926	(9)		3.58	01/08/2031
	01/08/2021	(5)	—	—					41,333	(13)	23,560
	03/26/2021	(6)	54,252	24,660	(10)		8.74	03/26/2031
	03/17/2022	(6)	89,375	105,625	(11)		3.04	03/17/2032
	03/16/2023	(6)	45,833	154,167	(8)		1.65	03/16/2033
Darrel Cohen, M.D.	08/16/2023	(4,6)	—	500,000	(12)		1.23	08/16/2033

(1)

The unvested portions of these awards may be subject to vesting acceleration under certain circumstances, described above under “—Potential Payments Upon Termination or Change of Control” and “—Employment Arrangements”.

(2)

Any stock options granted by Viracta Subsidiary, Inc., our subsidiary, were granted with a per share exercise price equal to the fair market value of one share of common stock on the date of grant, as determined in good faith by board of directors of Viracta Subsidiary, Inc. All other stock options granted have been granted with a per share exercise price equal to the closing price of the Company’s common stock in trading on the Nasdaq Global Select Market on the date of grant.

(3)

The market value of unvested shares is calculated by multiplying the number of unvested shares held by the applicable NEO by the closing price of our common stock on December 29, 2023 (the last trading day of 2023), which was $0.57 per share.

(4)	Award granted under and subject to the terms of the 2021 Inducement Plan (as defined below), described below under “—2021 Inducement Equity Incentive Plan.”

(5)	Award granted under and subject to the terms of the 2016 Plan (as defined below), described below under “—Viracta Subsidiary, Inc. 2016 Equity Incentive Plan.”
(6)	Award granted under and subject to the terms of the 2021 Plan (as defined below), described below under “—2021 Equity Incentive Plan.”
(7)

Twenty-five percent (25%) of the of the total number of shares subject to the option vested on September 19, 2023, and one forty-eighth (1/48th) of the total number of shares subject to the option vested, and continue to vest, monthly thereafter, subject to continued service to Viracta through each such vesting date.

(8)

One forty-eighth (1/48th) of the total number of shares subject to the option vested on February 1, 2023, and one forty-eighth (1/48th) of the total number of shares subject to the option vested, and continue to vest, monthly thereafter, subject to continued service to Viracta through each such vesting date.

(9)

One forty-eighth (1/48th) of the total number of shares subject to the option vested on February 28, 2021, and one forty-eighth (1/48th) of the total number of shares subject to the option vested, and continue to vest, monthly thereafter, subject to continued service to Viracta through each such vesting date.

(10)

One forty-eighth (1/48th) of the total number of shares subject to the option vested on April 26, 2021, and one forty-eighth (1/48th) of the total number of shares subject to the option vested, and continue to vest, monthly thereafter, subject to continued service to Viracta through each such vesting date.

(11)

One forty-eighth (1/48th) of the total number of shares subject to the option vested on February 1, 2022, and one forty-eighth (1/48th) of the total number of shares subject to the option vested, and continue to vest, monthly thereafter, subject to continued service to Viracta through each such vesting date.

(12)

Twenty-five percent (25%) of the of the total number of shares subject to the option will vest on August 7, 2024, and one forty-eighth (1/48th) of the total number of shares subject to the option will continue to vest, monthly thereafter, subject to continued service to Viracta through each such vesting date.

(13)

These amounts represent awards of time-based RSUs granted under our 2021 Plan. One-eighth (1/8th) of the total number of shares subject to the award vested on November 25, 2021 (the “First Vesting Date”), and one-sixteenth (1/16th) of the total number of shares subject to each RSU Award vested, and continue to vest, each Quarterly Vesting Date (as defined below) after the First Vesting Date, in each case subject to continued service to Viracta through each such vesting date. For the purposes of the foregoing, “Quarterly Vesting Date” means February 25, May 25, August 25, and November 25 of each year.

Perquisites and Health and Welfare Benefits

Viracta’s named executive officers, during their employment with Viracta, are eligible to participate in Viracta’s employee benefit plans, including Viracta’s medical, dental, group term life, and flexible spending account plans, in each case on the same basis as all of Viracta’s other employees.

Viracta generally does not provide perquisites or personal benefits to Viracta’s named executive officers, except in limited circumstances. Viracta’s board of directors may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in Viracta’s best interests.

Retirement Benefits and Nonqualified Deferred Compensation

Viracta maintains a 401(k) plan but does not maintain nonqualified deferred compensation plans. Viracta’s board of directors may elect to provide Viracta’s officers and other employees with additional benefits in the future if it determines that doing so is in Viracta’s best interests.

Equity Incentive Plans

The following table provides information as of December 31, 2023 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and RSUs	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders
2021 Equity Incentive Plan (1)	6,223,990	$4.30	723,977
Viracta Subsidiary, Inc. 2016 Equity Incentive Plan (2)	997,654	$2.16	—
2022 Employee Stock Purchase Plan (3)	111,255	$0.39	658,955
Equity compensation plans not approved by security holders
2021 Inducement Equity Incentive Plan (4)	2,375,000	$5.18	—

TOTAL	9,707,899	$4.30	1,382,932

(1)

The 2021 Equity Incentive Plan (the “2021 Plan”) became effective February 24, 2021. The 2021 Plan provides that the number of shares available for issuance under the 2021 Plan will be increased on the first day of each fiscal year beginning with the 2022 fiscal year, in an amount equal to the least of (i) 3,771,428 shares, (ii) five percent (5%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as our board of directors may determine.

(2)

The Viracta Subsidiary, Inc. 2016 Equity Incentive Plan (the “2016 Plan”) was originally adopted by Viracta Subsidiary’s board of directors in January 2017 and was most recently amended in November 2020. Viracta Subsidiary’s stockholders originally approved the 2016 Plan in February 2017 and approved the most recent amendment to the 2016 Plan in November 2020. The Company adopted the 2016 Plan on February 24, 2021.

(3)

Our board of directors adopted, and our shareholders approved, the 2022 Employee Stock Purchase Plan (the “2022 ESPP”). The 2022 ESPP provides that the number of shares available for issuance under the ESPP will be increased on the first day of each fiscal year beginning with the 2023 fiscal year, in an amount equal to the least of (i) 500,000 shares, (ii) one percent (1%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such other amount as the administrator may determine.

(4)

On June 30, 2021, the board of directors adopted the 2021 Inducement Equity Incentive Plan (the “Inducement Plan”) and, subject to the adjustment provisions of the Inducement Plan, reserved 1,000,000 shares of the Company’s common stock for issuance pursuant to equity awards granted under the Inducement Plan, which was increased to 2,375,000 shares on September 15, 2022. The Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c)(4) and Rule 5635(c)(3) of the Nasdaq Listing Rules.

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the U.S. Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following information about the relationship between executive compensation for our principal executive officers (“PEOs”) and non-PEO named executive officers (“NEOs”) as well as certain financial performance of the Company.

Year	Summary Compensation Table Total for First PEO [1] ($)	Summary Compensation Table Total for Second PEO [2] ($)	Compensation Actually Paid to First PEO [1,4] ($)	Compensation Actually Paid to Second PEO [2,4] ($)	Average Summary Compensation Table Total for Non-PEO NEOs [3,4] ($)	Average Compensation Actually Paid to Non-PEO NEOs [3,4] ($)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return (“TSR”) [5] ($)	Net Loss [6] ($ millions)
2023	1,452,928	N/A	327,609	N/A	855,924	555,708	8.18	(51)
2022	5,720,657	3,543,407	1,548,528	1,879,421	1,030,434	486,382	20.96	(49)
2021	N/A	5,697,144	N/A	4,207,556	1,724,180	1,147,580	52.40	(115)

1	Mark Rothera has been Viracta’s PEO since September 2022.
2	Dr. Ivor Royston was Viracta’s PEO during 2021 and until his separation in September 2022.
3	Non-PEO NEOs for 2023 comprised of Daniel Chevallard and Dr. Darrel Cohen. Non-PEO NEOs for 2022 and 2021 comprised of Daniel Chevallard and Dr. Lisa Rojkjaer.
4

The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the Company’s NEOs. Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718.

The following adjustments were made to the first PEO to determine the Compensation Actually Paid:

Year	Reported Summary Compensation Table Total for First PEO ($)	Exclusion of Equity Awards Reported in the Summary Compensation Table for First PEO ($)	Equity Award Adjustments for First PEO ($)	Compensation Actually Paid to First PEO ($)
2023	1,452,928	(497,263)	(628,056)	327,609
2022	5,720,657	(5,355,625)	1,183,496	1,548,528
2021	N/A	N/A	N/A	N/A

The amount in the Equity Award Adjustments for the first PEO are derived from the amounts set forth in the following table:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	101,627	(621,379)	80,593	(188,897)	—	—	(628,056)
2022	1,183,496	—	—	—	—	—	1,183,496
2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A

The following adjustments were made to the second PEO to determine the Compensation Actually Paid:

Year	Reported Summary Compensation Table Total for Second PEO ($)	Exclusion of Equity Awards Reported in the Summary Compensation Table for Second PEO ($)	Equity Award Adjustments for Second PEO ($)	Compensation Actually Paid to Second PEO ($)
2022	3,543,407	(915,750)	(748,236)	1,879,421
2021	5,697,144	(4,874,609)	3,385,021	4,207,556

The amounts in the Equity Award Adjustments for the second PEO are derived from the amounts set forth in the following table:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	308,540	(1,085,701)	187,795	(158,870)	—	—	(748,236)
2021	2,405,533	(117,116)	1,045,435	51,169	—	—	3,385,021

The following adjustments were made to the non-PEO NEOs to determine the average Compensation Actually Paid:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Equity Awards Reported in the Summary Compensation Table for Non-PEO NEOs ($)	Average Equity Award Adjustments for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	855,924	(360,328)	60,112	555,708
2022	1,030,434	(382,950)	(161,102)	486,382
2021	1,724,180	(1,106,346)	529,745	1,147,580

The amounts in the Average Equity Award Adjustments for the non-PEO NEOs are derived from the amounts set forth in the following table:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	117,152	(66,418)	20,226	(10,848)	—	—	60,112
2022	128,367	(319,898)	78,974	(48,545)	—	—	(161,102)
2021	532,647	(251,771)	224,233	85,521	(60,885)	—	529,745

5

The TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2021, 2022 or 2023.
6	Amounts represent the net loss reflected in the Company’s consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

The Company generally seeks to incentivize long-term performance, and therefore does not specifically align performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Net Income (Loss)

Because we are not a commercial-stage company, we did not have any revenue during the periods presented, other than a gain on a royalty purchase agreement with XOMA (US) LLC entered into in 2021. Consequently, the Company has not historically looked to net income (loss) as a performance measure for our executive compensation program. From 2022 to 2023, our net loss increased and the compensation actually paid for our PEO decreased. The average compensation actually paid to non-PEO NEOs saw a slight increase from 2022 to 2023 due to the departure of Dr. Rojkjaer and the hire of Dr. Cohen, which distorted the year-over-year comparison. From 2021 to 2022, our net loss increased when excluding one-time operating expenses in 2021 related to acquired in-process research and development of $88.5 million, and the compensation actually paid for both our PEOs and non-PEO NEOs decreased between 2021 and 2022.

Compensation Actually Paid and Cumulative TSR

As shown in the following graph, the compensation actually paid to Mr. Rothera, Dr. Royston and the average amount of compensation actually paid to our other named executive officers as a group during the periods presented are positively correlated. We utilize several performance measures to align executive compensation with our performance, but those tend not to be financial performance measures, such as TSR. For example, as described in more detail above in the section “Employment Arrangements,” part of the compensation our named executive officers are eligible to receive consists of annual cash bonuses which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement of performance objectives. Additionally, we view stock options, which are an integral part of our executive compensation program, as related to company performance although not directly tied to TSR, because they provide value only if the market price of our common stock increases, and if the executive officer continues in our employment over the vesting period. These stock option awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 22, 2024 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 39,272,434 shares of our common stock outstanding as of April 22, 2024. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 22, 2024, or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of April 22, 2024, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o Viracta Therapeutics, Inc., 2533 S. Coast Hwy. 101, Suite 210, Cardiff, California 92007.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Greater than 5% Stockholders:
Entities affiliated with aMoon Growth Fund Limited Partnership (1)	7,392,237	18.82%
Entities affiliates with Biotechnology Value Fund, L.P. (2)	3,833,785	9.76%
Forward Ventures V, L.P. (3)	2,567,522	6.54%
Named Executive Officers and Directors:
Ivor Royston (4)	1,658,769	4.13%
Mark Rothera (5)	792,708	1.98%
Roger Pomerantz (6)	552,838	1.39%
Daniel Chevallard (7)	507,763	1.28%
Barry Simon (8)	171,190	*
Sam Murphy (9)	160,000	*
Tom Darcy (10)	160,000	*
Stephen Rubino (11)	160,000	*
Jane Barlow (12)	155,555	*
Flavia Borellini (13)	155,555	*
Jane Chung (14)	88,888	*
Darrel Cohen (15)	12,500	*
All directors and executive officers as a group (12 persons)	4,575,766	10.69%

*	Represents less than 1%.
(1)

Based solely on the most recently filed Schedule 13G/A, consists of (a) 5,359,372 shares held of record by aMoon 2 Fund Limited Partnership (“aMoon 2 Fund L.P.”) and (b) 2,032,865 shares held of record by aMoon-VRCT SPV Limited Partnership (“aMoon Co-Investment”). aMoon 2 Fund G.P. Limited Partnership (“aMoon 2 Fund G.P.”) is the sole General Partner of aMoon 2 Fund L.P. and aMoon Co-Investment and aMoon General Partner Ltd. (“aMoon General Partner”) is the sole General Partner of

aMoon 2 Fund G.P. Dr. Yair Schindel is the sole shareholder of aMoon General Partner. By virtue of such relationships, aMoon 2 Fund G.P., aMoon General Partner and Dr. Schindel may be deemed to have shared voting and investment power with respect to the shares held of record by aMoon 2 Fund and aMoon Co-Investment. Each of aMoon 2 Fund G.P., aMoon General Partner and Dr. Schindel disclaims beneficial ownership of the shares held by aMoon 2 Fund and aMoon Co-Investment except to the extent of its or his pecuniary interest therein, if any.
(2)

Based solely on the most recently filed Schedule 13G/A, consists of (a) 1,992,047 shares held of record by Biotechnology Value Fund, L.P. (“BVF”), including 40,600 shares of common stock issuable upon the conversion of Series E Preferred Stock held by it and 110,771 shares of common stock issuable upon the conversion of Series F Preferred Stock held by it; (b) 1,513,646 shares held of record by Biotechnology Value Fund II, L.P. (“BVF2”), including 11,114 shares of common stock issuable upon the conversion of Series E Preferred Stock held by it and 53,638 Shares issuable upon the conversion of certain Series F Preferred held by it, and excluding 50,277 Shares underlying the remaining Series F Preferred held by it; and (c) 260,654 shares held of record by Biotechnology Value Trading Fund OS LP, including 3,000 shares of common stock issuable upon the conversion of Series E Preferred Stock held by it and excluding 15,857 shares of Common Stock issuable upon the conversion of Series F Preferred Stock held by it. BVF I GP LLC (“BVF GP”) is the general partner of BVF and may be deemed to beneficially own the shares beneficially owned by BVF. BVF II GP LLC (“BVF2 GP”) is the general partner of BVF2 and may be deemed to beneficially own the shares beneficially owned by BVF2. BVF Partners OS Ltd. (“Partners OS”) is the general partner of Trading Fund OS and may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares of beneficially owned in the aggregate by BVF and BVF2. BVF Partners L.P. (“Partners”), as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF, BVF2 and Trading Fund OS and held in a certain Partners managed account (the “Partners Managed Account”), including 67,438 shares, which excludes the 7,543 shares of common stock issuable upon the conversion of Series F Preferred Stock, held in the Partners Managed Account. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc.

(3)

Based solely on the most recently filed Schedule 13G, consists of 2,567,522 shares held of record by Forward Ventures V, L.P. (“Forward Ventures”). Forward V Associates, LLC (“Forward GP”) is the General Partner of Forward Ventures. Stan Fleming is the Managing Member of Forward GP and Stuart Collinson is a Venture Member of Forward GP. As such, each of Mr. Fleming and Dr. Collinson may be deemed to share voting and investment power with respect to the shares reported herein. Mr. Fleming and Dr. Collinson each disclaim beneficial ownership of such shares, except to the extent of his pecuniary interest therein, if any.

(4)	Consists of (a) 764,084 shares, (b) 850,867 shares subject to options held by Dr. Royston exercisable within 60 days of April 22, 2024, and (c) 18,599 shares held of record by Dr. Royston’s spouse.
(5)	Represents shares subject to options held by Mr. Rothera exercisable within 60 days of April 22, 2024
(6)	Consists of (a) 99,375 shares and (b) 444,428 shares subject to options held by Dr. Pomerantz exercisable within 60 days of April 22, 2024
(7)	Consists of (a) 102,306 shares and (b) 398,568 shares subject to options held by Mr. Chevallard exercisable within 60 days of April 22, 2024.
(8)	Represents shares subject to options held by Dr. Simon exercisable within 60 days of April 22, 2024.
(9)	Represents shares subject to options held by Dr. Murphy exercisable within 60 days of April 22, 2024.
(10)	Represents shares subject to options held by Mr. Darcy exercisable within 60 days of April 22, 2024.
(11)	Represents shares subject to options held by Dr. Rubino exercisable within 60 days of April 22, 2024.
(12)	Represents shares subject to options held by Dr. Barlow exercisable within 60 days of April 22, 2024.
(13)	Represents shares subject to options held by Dr. Borellini exercisable within 60 days of April 22, 2024.
(14)	Represents shares subject to options held by Ms. Chung exercisable within 60 days of April 22, 2024.
(15)	Represents shares subject to options held by Dr. Cohen exercisable within 60 days of April 22, 2024.

RELATED PERSON TRANSACTIONS

Since January 1, 2022, we have not entered into any transactions, nor are there any currently proposed transactions to which we will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Consulting Agreement with Daniel Chevallard

In connection with Mr. Chevallard’s resignation, we entered into a consulting agreement with Mr. Chevallard, as more fully described in the section titled “Executive Compensation—Employment Arrangements”.

Policies and Procedures for Related Person Transactions

We have adopted a formal, written policy regarding related person transactions. This written policy regarding related person transactions provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. For purposes of this policy, a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.

Our audit committee has the primary responsibility for reviewing and approving, ratifying or disapproving related person transactions. In determining whether to approve, ratify or disapprove any such transaction, our audit committee will consider, among other factors, (1) whether the transaction is fair to us and on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction, (3) whether there are business reasons for us to enter into such transaction, (4) whether the transaction would impair the independence of any of our outside directors and (5) whether the transaction would present an improper conflict of interest for any of our directors or executive officers.

The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company at which a related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such company’s total annual revenues and the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (3) charitable contributions by us to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such organization’s total annual receipts, (4) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis and (5) any indemnification or advancement of expenses made pursuant to our organizational documents or any agreement. In addition to our policy, our audit committee charter provides that our audit committee shall review and approve or disapprove any related person transactions.

OTHER MATTERS

2023 Annual Report

Our financial statements for our fiscal year ended December 31, 2023 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at www.viracta.investorroom.com/SEC-filings and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Viracta Therapeutics, Inc., 2533 S. Coast Hwy. 101, Suite 210, Cardiff, California 92007, Attention: Investor Relations.

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

*  * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

Cardiff, California

April 26, 2024

[New proxy card to be included]

 Scan QR for

digital voting

Viracta Therapeutics, Inc.	Internet: www.proxypush.com/VIRX
Annual Meeting of Stockholders	• Cast your vote online
• Have your Proxy Card ready
For Stockholders of record as of April 22, 2024 Tuesday, June 18, 2024 9:30 AM, Pacific Time Annual Meeting to be held via the Internet - please visit www.proxydocs.com/VIRX for more details.	• Follow the simple instructions to record your vote
Phone:
1-866-458-1594
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
Mail:
• Mark, sign and date your Proxy Card
YOUR VOTE IS IMPORTANT!	• Fold and return your Proxy Card in the postage-paid envelope provided
PLEASE VOTE BY: 9:30 AM, Pacific Time, June 18, 2024.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Mark Rothera and Melody Burcar (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Viracta Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Viracta Therapeutics, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

BOARD OF
DIRECTORS
	PROPOSAL		YOUR VOTE		RECOMMENDS
1.	To elect four (4) Class III directors to hold office until our 2027 annual meeting of stockholders and until their respective successors are elected and qualified.
		FOR	WITHHOLD
	1.01 Flavia Borellini, Ph.D.	☐	☐		FOR

	1.02 Jane Chung, R.Ph.	☐	☐		FOR

	1.03 Ivor Royston, M.D.	☐	☐		FOR

	1.04 Stephen Rubino, Ph.D., M.B.A.	☐	☐		FOR

		FOR	AGAINST	ABSTAIN

2.	To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐	FOR

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.	☐	☐	☐	FOR

NOTE: In their discretion, the proxies are authorized to vote upon such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/VIRX

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date